Health Net, Inc. 21650 Oxnard Street Woodland Hills, CA 91367 818.676.6000 800.291.6911 www.healthnet.com

Investor Contact	Media Contact

Angie McCabe	Margita Thompson
818.676.8692	818.676.7912
angie.mccabe@healthnet.com	margita.thompson@healthnet.com

HEALTH NET REPORTS SECOND QUARTER 2010

GAAP NET INCOME OF $45.1 MILLION, OR $0.45 PER DILUTED SHARE

WESTERN REGION OPERATIONS AND GOVERNMENT CONTRACTS SEGMENTS

PRODUCE COMBINED EARNINGS OF $0.61 PER DILUTED SHARE

LOS ANGELES, August 3, 2010 – Health Net, Inc. (NYSE: HNT) today announced 2010 second quarter GAAP net income of $45.1 million, or $0.45 per diluted share, compared with $40.1 million, or $0.38 per diluted share, for the second quarter of 2009.

The GAAP results include:

1.	$24.9 million of expenses, approximately 65 percent of which are related to the company’s corporate overhead cost reduction efforts resulting from the Northeast transaction, approximately 25 percent are related to the company’s operations strategy, and the remainder is related to legal and regulatory expenses.

2.	a $3.2 million net benefit comprised of:

a.	$9.4 million in pretax losses, of which $6.0 million was noncash, related to the Northeast transaction;

b.	$9.0 million in expenses, of which approximately $6.0 million was noncash, to retire the company’s short-term debt; and

c.	a $21.6 million noncash benefit to health plan expenses from a litigation reserve true-up that offset the above expenses.

The company’s Western Region Operations and Government Contracts segments produced combined net earnings of $0.61 per diluted share in the second quarter of 2010.

“We are very pleased with our solid second quarter 2010 results which were driven primarily by favorable commercial health care cost trends,” said Jay Gellert, Health Net’s chief executive officer. “We continue to invest to reduce general and administrative expenses in light of health care reform, our lower cost products are growing, and our balance sheet is well-positioned with strong cash and a solid reserve position.”

The company announced that it is raising its full year 2010 guidance for earnings per diluted share to $2.07 to $2.17 on a GAAP basis, and $2.50 to $2.55 for the combined Western Region Operations and Government Contracts segments due to the first half of 2010 results and favorable business trends.

CONSOLIDATED RESULTS

Health Net’s total revenues decreased 14.2 percent in the second quarter of 2010 to $3.4 billion from $4.0 billion in the second quarter of 2009. Health plan services premium revenues decreased by approximately 20.5 percent to $2.5 billion in the second quarter of 2010 compared with $3.2 billion in the second quarter of 2009.

Health plan services expenses decreased to $2.2 billion in the second quarter of 2010 from $2.7 billion in the second quarter of 2009.

Investment income decreased to $16.6 million in the second quarter of 2010 compared with $20.4 million in the second quarter of 2009.

Health Net’s consolidated results for the second quarter of 2009 include the Northeast businesses that were sold in December 2009.

WESTERN REGION OPERATIONS SEGMENT

Health Plan Membership

Total enrollment in the Western Region Operations segment at June 30, 2010 was approximately 3.0 million members, a decrease of approximately 3.9 percent compared with enrollment at June 30, 2009. Total enrollment in the company’s California health plan decreased approximately 2.1 percent from June 30, 2009 to June 30, 2010.

Medicaid enrollment in California at June 30, 2010 was 877,000 members, an increase of 50,000 members, or 6.0 percent, from June 30, 2009.

Western Region commercial enrollment declined by 9.3 percent from June 30, 2009 to 1.4 million members on June 30, 2010.

The enrollment changes noted above are consistent with the overall weak economy in the company’s western markets.

“Despite the economic headwinds for our commercial products, our cost-effective network products grew by 8.7 percent, or approximately 23,000 new members, in the second quarter of 2010 compared with the second quarter of 2009,” said James Woys, Health Net’s chief operating officer.

As of June 30, 2010, these products accounted for 24 percent of the company’s Western Region commercial enrollment compared with 21 percent at June 30, 2009.

Enrollment in the company’s Medicare Advantage plans in the Western Region at June 30, 2010 was 219,000 members, a decrease of approximately 1.8 percent compared with June 30, 2009.

Membership in the company’s Medicare Part D plans was 434,000 at the end of the second quarter of 2010, a 5.2 percent decrease compared with the end of the second quarter of 2009. The company’s Medicare Part D plans are currently offered in 49 states and the District of Columbia and were offered in all 50 states and the District of Columbia in the second quarter of 2009.

Revenues

Total revenues in the Western Region in the second quarter of 2010 were flat at approximately $2.5 billion compared with the second quarter of 2009.

Investment income in the Western Region was $16.3 million in the second quarter of 2010 compared with $10.6 million in the second quarter of 2009 and $19.6 million in the first quarter of 2010.

Health Plan Services Expenses

Health plan services expenses in the Western Region were approximately $2.2 billion in the second quarter of 2010 compared with $2.1 billion in the second quarter of 2009.

Commercial Premium Yield and Health Care Cost Trends

In the Western Region, commercial premiums per member per month (PMPM) increased by 9.3 percent to $340 in the second quarter of 2010 compared with $311 in the second quarter of 2009.

Commercial health care costs PMPM in the Western Region increased by 9.1 percent to approximately $294 in the second quarter of 2010 compared with $269 in the second quarter of 2009.

“The commercial premium yield PMPM and health care cost increases PMPM in the second quarter of 2010 were driven higher by approximately 60 basis points as a result of certain items booked in the second quarter of 2009, said Woys.

“Due to moderating health care cost trends, we are adjusting our Western Region 2010 PMPM health care cost trend guidance to 60 to 80 basis points less than the 2010 commercial premium yield PMPM guidance of 8.3 percent to 8.8 percent,” added Woys.

Medical Care Ratios (MCR)

The health plan services MCR in the Western Region was 87.1 percent in the second quarter of 2010 compared with 86.5 percent in the second quarter of 2009.

The Western Region commercial MCR was 86.3 percent in the second quarter of 2010 compared with 86.5 percent in the second quarter of 2009.

“The modest improvement in our commercial MCR is further affirmation that our pricing discipline and product and geographic mix shifts are producing consistent margin improvement,” Woys added.

The company expects the full year Western Region commercial MCR in 2010 to show a 70 basis point improvement compared to the full year of 2009.

The Medicare Advantage (MA) MCR in the Western Region was 88.5 percent in the second quarter of 2010 compared with 85.6 percent in the second quarter of 2009 and was consistent with the company’s expectations.

The Medicare Part D MCR was 85.9 percent in the second quarter of 2010 compared with 90.0 percent in the second quarter of 2009. The 410 basis point improvement is consistent with the company’s 2010 bid strategy.

General & Administrative (G&A) and Selling Expenses

G&A expense in the Western Region was $212.7 million in the second quarter of 2010 compared with $207.8 million in the second quarter of 2009. The G&A expense ratio increased 10 basis points from 8.4 percent in the second quarter of 2009 and decreased 40 basis points sequentially from 8.9 percent in the first quarter of 2010 to 8.5 percent in the second quarter of 2010.

Selling expense in the Western Region was $55.8 million in the second quarter of 2010 compared with $57.9 million in the second quarter of 2009.

GOVERNMENT CONTRACTS SEGMENT

The company’s Government Contracts revenues increased 2.4 percent in the second quarter of 2010 to $851.9 million from $832.1 million in the second quarter of 2009.

The Government Contracts cost ratio was flat at 95.1 percent in the second quarter of 2010 compared with the second quarter of 2009.

“We are pleased that the Department of Defense awarded us the new TRICARE North Region contract that begins April 1, 2011. We are fully engaged in the transition work and look forward to continuing to serve these 3.0 million beneficiaries,” said Woys.

BALANCE SHEET

Health Net’s condensed consolidated balance sheets, attached as an exhibit to this press release, included the Northeast businesses in the second quarter of 2009. As a result of the sale of the Northeast businesses in December 2009, the balance sheets exclude those businesses from the fourth quarter of 2009 and the first and second quarters of 2010.

Cash and investments as of June 30, 2010 were $1.9 billion compared with $2.1 billion as of June 30, 2009.

Reserves for claims and other settlements as of June 30, 2010 were $934.9 million compared with $1.2 billion as of June 30, 2009 and $995.6 million as of March 31, 2010. The year-over-year decline is due to the divestiture of the Northeast businesses. The sequential decline is primarily due to an approximately $30.0 million reduction in claims inventory because of faster claims payment cycles. The faster cycles caused paid claims to be $58.0 million higher in the second quarter of 2010 compared with the first quarter of 2010. In addition, there was a $21.6 million reduction related to litigation reserve true-ups, and a $12.0 million reduction in the shared-risk reserve as payments related to the prior year shared-risk accrual are typically made in the second quarter each year.

“Our claims payment cycles continued to accelerate. Since December 31, 2009, Western Region claims inventory declined by approximately $40 million while the Western Region incurred but not reported (IBNR) reserve increased by more than $16 million,” said Joseph Capezza, Health Net’s chief financial officer.

Days claims payable (DCP) for the second quarter of 2010 was 39.3 days compared with 41.6 days in the second quarter of 2009 and 40.5 days in the first quarter of 2010.

On an adjusted1 basis, DCP in the second quarter of 2010 was 53.6 days compared with 55.0 days in the second quarter of 2009 and 55.8 days in the first quarter of 2010. The sequential decline in adjusted1 DCP was primarily due to the decline in reserves for claims and other settlements discussed above.

[1]	See “Disclosures Regarding Non-GAAP Financial Information” attached to this press release for a reconciliation of this information to the comparable GAAP financial measure.

The company’s debt-to-total capital ratio was 23.4 percent as of June 30, 2010 compared with 26.2 percent as of December 31, 2009 and 25.2 percent as of June 30, 2009.

Interest expense was $8.8 million in the second quarter of 2010 compared with $11.5 million in the second quarter of 2009. The decline was due to the decrease in the company’s total outstanding debt, including the early retirement of debt in May 2010.

CASH FLOW

Operating cash flow was negative $16.3 million in the second quarter of 2010 due to the increase in premiums receivable and the sequential decline in reserves for claims and other settlements primarily resulting from the higher paid claims as previously noted. The premiums receivable increase was the result of typical seasonal increases in Medicare risk adjuster accruals and also included a $14.0 million increase due to a delayed California Medicaid payment that the company received in early July 2010.

For the first half of 2010, operating cash flow was approximately $111.1 million, or more than 1.4 times net income plus depreciation and amortization.

“We continue to expect that full year cash flow will be $300 million to $325 million, well above net income plus depreciation and amortization,” said Capezza.

NORTHEAST OPERATIONS SEGMENT

Health Net continues to serve the members of the sold Northeast companies under administrative services agreements (ASAs) that the company entered into with UnitedHealthcare and its affiliates on the closing date of the transaction. Health Net will serve these members until they are either transitioned to other UnitedHealthcare products or not renewed. The company expects the ASAs to remain in effect through 2011.

The revenues and expenses associated with the company’s Northeast Operations in the second quarter of 2010 were $82.6 million and $92.0 million, respectively, and they are shown separately in the accompanying segment information table.

SHARE REPURCHASE UPDATE

In the second quarter of 2010, Health Net repurchased 2.9 million shares for approximately $70.1 million at an average price of $24.35 per share. At June 30, 2010, approximately $228.1 million of authorization under the company’s existing $300 million share repurchase program remained.

2010 GUIDANCE

Health Net is increasing its 2010 annual guidance for GAAP earnings per diluted share to a range of $2.07 to $2.17, or $2.50 to $2.55 per diluted share for the combined Western Region Operations and Government Contracts segments.

Metric	2010 Guidance
Year-end Membership(a)	Commercial: -1% to -2% Medicaid: +5% to +6% Medicare Advantage: -2% to -3% PDP: -6% to -7% (previously +1% to +2%)

Consolidated Revenues	$13.0 to $13.5 billion

Commercial Yields(a)	~8.3% to 8.8%

Commercial Health Care Cost Trends(a)	~60 to 80 basis points < Premium Yields (Previously: ~30 to 50 basis points < Premium Yields)

Selling Cost Ratio Government Contracts Ratio G&A Expense Ratio	~2.4% ~94.5% to 95.0% ~8.8% to 9.0%

Tax Rate(b)	~39.0%

Weighted-average Fully Diluted Shares Outstanding	99 million to 100 million (previously: 101 million to 102 million)

GAAP EPS Combined Western Region Operations and Government Contracts EPS	$2.07 to $2.17 (previously $1.97 to $2.07) $2.50 to $2.55 (previously $2.37 to $2.47)

(a)	These metrics represent the company’s Western Region Operations.
(b)	For the combined Western Region and Government Contracts segments.

CONFERENCE CALL

As previously announced, Health Net will discuss the company’s second quarter 2010 results during a conference call on Tuesday, August 3, 2010, beginning at approximately 11:00 a.m. Eastern time. The conference call should be accessed at least 15 minutes prior to its start with the following numbers:

866.393.1637 (Domestic) 706.643.5711 (International)	800.642.1687 (Replay – Domestic) 706.645.9291 (Replay – International)

The access code for the live conference call and replay is 82574812. A replay of the conference call will be available through August 8, 2010. A live webcast and replay of the conference call also will be available at www.healthnet.com under “Investor Relations.” The conference call webcast is open to all interested parties. Anyone listening to the company’s conference call will be presumed to have read Health Net’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other reports filed by the company from time to time with the Securities and Exchange Commission.

ABOUT HEALTH NET

Health Net, Inc. is among the nation’s largest publicly traded managed health care companies. Its mission is to help people be healthy, secure and comfortable. The company’s health plans and government contracts subsidiaries provide health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare, Medicaid and TRICARE and Veterans Affairs programs. Health Net’s behavioral health subsidiary, MHN, provides mental health benefits to approximately 5.5 million individuals in all 50 states. The company’s subsidiaries also offer managed health care products related to prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs.

For more information on Health Net, Inc., please visit the company’s website at www.healthnet.com.

CAUTIONARY STATEMENTS

All statements in this press release, other than statements of historical information provided herein, may be deemed to be forward-looking statements and as such are subject to a number of risks and uncertainties. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, health care reform; costs, fees and expenses related to the post-closing administrative services to be provided under the administrative services agreements entered into in connection with the sale of our Northeast business; potential termination of the administrative services agreements by the service recipients should we breach such agreements or fail to perform all or a material part of the services required thereunder; any liabilities of the Northeast business that were incurred prior to the closing of its sale as well as those liabilities incurred through the winding-up and running-out period of the Northeast business; rising health care costs; continued recessionary economic conditions or a further decline in the economy; negative prior period claims reserve developments; trends in medical care ratios; unexpected utilization patterns or unexpectedly severe or widespread illnesses; membership declines; rate cuts affecting our Medicare or Medicaid businesses; litigation costs; regulatory issues; operational issues; investment portfolio impairment charges; volatility in the financial markets; and general business and market conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and the risks discussed in the company’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this release.

The financial information presented in this press release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the company’s Form 10-Q for the period ended June 30, 2010.

Eight pages of tables follow.

# # #

Health Net, Inc.

Enrollment Data - By State

(In thousands)

				Change from
				March 31, 2010		June 30, 2009
	June 30, 2010	Mar 31, 2010	June 30, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
California
Large Group	836	839	908	(3)	(0.4)%	(72)	(7.9)%
Small Group and Individual	355	362	380	(7)	(1.9)%	(25)	(6.6)%

Commercial Risk	1,191	1,201	1,288	(10)	(0.8)%	(97)	(7.5)%
ASO	5	5	3	0	0.0%	2	66.7%

Total Commercial	1,196	1,206	1,291	(10)	(0.8)%	(95)	(7.4)%
Medicare Advantage	132	130	134	2	1.5%	(2)	(1.5)%
Medi-Cal	877	873	827	4	0.5%	50	6.0%

Total California	2,205	2,209	2,252	(4)	(0.2)%	(47)	(2.1)%

Arizona
Large Group	53	52	64	1	1.9%	(11)	(17.2)%
Small Group and Individual	39	38	39	1	2.6%	0	0.0%

Commercial Risk	92	90	103	2	2.2%	(11)	(10.7)%
Medicare Advantage	49	51	65	(2)	(3.9)%	(16)	(24.6)%

Total Arizona	141	141	168	0	0.0%	(27)	(16.1)%

Oregon
Large Group	52	55	86	(3)	(5.5)%	(34)	(39.5)%
Small Group and Individual	47	47	47	0	0.0%	0	0.0%

Commercial Risk	99	102	133	(3)	(2.9)%	(34)	(25.6)%
Medicare Advantage	38	37	24	1	2.7%	14	58.3%

Total Oregon	137	139	157	(2)	(1.4)%	(20)	(12.7)%

Total Health Plan Enrollment
Large Group	941	946	1,058	(5)	(0.5)%	(117)	(11.1)%
Small Group and Individual	441	447	466	(6)	(1.3)%	(25)	(5.4)%

Commercial Risk	1,382	1,393	1,524	(11)	(0.8)%	(142)	(9.3)%
ASO	5	5	3	0	0.0%	2	66.7%

Total Commercial	1,387	1,398	1,527	(11)	(0.8)%	(140)	(9.2)%
Medicare Advantage	219	218	223	1	0.5%	(4)	(1.8)%
Medicare PDP (stand-alone)	434	457	458	(23)	(5.0)%	(24)	(5.2)%
Medi-Cal/Medicaid	877	873	827	4	0.5%	50	6.0%

	2,917	2,946	3,035	(29)	(1.0)%	(118)	(3.9)%
All Other States	19	21	584	(2)	(9.5)%	(565)	(96.7)%

	2,936	2,967	3,619	(31)	(1.0)%	(683)	(18.9)%

TRICARE - North Contract Eligibles	3,077	3,067	3,040	10	0.3%	37	1.2%

Health Net, Inc.

Enrollment Data - Line of Business

(In thousands)

				Change from
				March 31, 2010		June 30, 2009
	June 30, 2010	Mar 31, 2010	June 30, 2009	Increase/ (Decrease)	% Change	Increase/ (Decrease)	% Change
Large Group
California	836	839	908	(3)	(0.4)%	(72)	(7.9)%
Arizona	53	52	64	1	1.9%	(11)	(17.2)%
Oregon	52	55	86	(3)	(5.5)%	(34)	(39.5)%

	941	946	1,058	(5)	(0.5)%	(117)	(11.1)%

Small Group and Individual
California	355	362	380	(7)	(1.9)%	(25)	(6.6)%
Arizona	39	38	39	1	2.6%	0	0.0%
Oregon	47	47	47	0	0.0%	0	0.0%

	441	447	466	(6)	(1.3)%	(25)	(5.4)%

Commercial Risk
California	1,191	1,201	1,288	(10)	(0.8)%	(97)	(7.5)%
Arizona	92	90	103	2	2.2%	(11)	(10.7)%
Oregon	99	102	133	(3)	(2.9)%	(34)	(25.6)%

	1,382	1,393	1,524	(11)	(0.8)%	(142)	(9.3)%

ASO	5	5	3	0	0.0%	2	66.7%

Total Commercial
California	1,196	1,206	1,291	(10)	(0.8)%	(95)	(7.4)%
Arizona	92	90	103	2	2.2%	(11)	(10.7)%
Oregon	99	102	133	(3)	(2.9)%	(34)	(25.6)%

	1,387	1,398	1,527	(11)	(0.8)%	(140)	(9.2)%
Medicare Advantage
California	132	130	134	2	1.5%	(2)	(1.5)%
Arizona	49	51	65	(2)	(3.9)%	(16)	(24.6)%
Oregon	38	37	24	1	2.7%	14	58.3%

	219	218	223	1	0.5%	(4)	(1.8)%
Medi-Cal/Medicaid
California	877	873	827	4	0.5%	50	6.0%

Total Health Plan Enrollment
Large Group	941	946	1,058	(5)	(0.5)%	(117)	(11.1)%
Small Group and Individual	441	447	466	(6)	(1.3)%	(25)	(5.4)%

Commercial Risk	1,382	1,393	1,524	(11)	(0.8)%	(142)	(9.3)%
ASO	5	5	3	0	0.0%	2	66.7%

Total Commercial	1,387	1,398	1,527	(11)	(0.8)%	(140)	(9.2)%
Medicare Advantage	219	218	223	1	0.5%	(4)	(1.8)%
Medicare PDP (stand-alone)	434	457	458	(23)	(5.0)%	(24)	(5.2)%
Medi-Cal/Medicaid	877	873	827	4	0.5%	50	6.0%

	2,917	2,946	3,035	(29)	(1.0)%	(118)	(3.9)%
All Other States	19	21	584	(2)	(9.5)%	(565)	(96.7)%

	2,936	2,967	3,619	(31)	(1.0)%	(683)	(18.9)%

TRICARE - North Contract Eligibles	3,077	3,067	3,040	10	0.3%	37	1.2%

Health Net, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

	Quarter Ended June 30, 2010	Quarter Ended March 31, 2010	Quarter Ended June 30, 2009
REVENUES:
Health plan services premiums	$2,507,318	$2,527,507	$3,152,783
Government contracts	851,939	809,459	832,088
Net investment income	16,567	19,922	20,432
Administrative services fees and other income	7,297	8,856	8,387
Northeast administrative services fees and other	59,301	50,360	—

	3,442,422	3,416,104	4,013,690

EXPENSES:
Health plan services	2,163,191	2,211,256	2,718,039
Government contracts	811,386	771,902	791,044
General and administrative	237,378	247,096	332,188
Selling	56,574	58,831	81,359
Depreciation and amortization	8,466	8,663	15,708
Interest	8,761	9,884	11,518
Northeast administrative services expenses	71,951	81,878	—
Adjustment to loss on sale of Northeast subsidiaries	(8,171)	—	—
Asset impairments	6,000	—	—
Early debt extinguishment	8,992	—	—

	3,364,528	3,389,510	3,949,856

Income from operations before income taxes	77,894	26,594	63,834
Income tax provision	32,828	10,504	23,694

Net income	$45,066	$16,090	$40,140

Basic earnings per share	$0.46	$0.16	$0.39

Diluted earnings per share	$0.45	$0.16	$0.38

Weighted average shares outstanding:
Basic	98,896	101,049	103,854
Diluted	99,687	102,115	104,323

Health Net, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except ratio data)

	June 30, 2010	March 31, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$425,663	$537,414	$682,803
Investments - available for sale	1,487,497	1,477,843	1,376,142
Premiums receivable, net	351,953	295,514	288,719
Amounts receivable under government contracts	277,465	298,827	270,810
Incurred but not reported (IBNR) health care costs receivable under TRICARE North contract	280,151	255,925	281,140
Other receivables	101,602	80,260	111,608
Deferred taxes	39,217	51,389	46,527
Other assets	188,578	205,036	187,086

Total current assets	3,152,126	3,202,208	3,244,835
Property and equipment, net	119,356	124,235	131,480
Goodwill, net	605,886	611,886	611,886
Other intangible assets, net	26,111	27,059	28,108
Deferred taxes	83,403	83,885	89,479
Investments - available for sale- noncurrent	2,985	531	20,870
Other noncurrent assets	161,098	164,379	155,993

Total Assets	$4,150,965	$4,214,183	$4,282,651

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Reserves for claims and other settlements	$934,879	$995,594	$951,655
Health care and other costs payable under government contracts	91,930	95,194	90,815
IBNR health care costs payable under TRICARE North contract	280,151	255,925	281,140
Unearned premiums	145,590	152,219	135,772
Borrowings under amortizing financing facility	—	105,579	104,007
Accounts payable and other liabilities	410,961	412,575	366,125

Total current liabilities	1,863,511	2,017,086	1,929,514
Senior notes payable	398,583	398,532	398,480
Borrowings under revolving credit facility	100,000	—	100,000
Other noncurrent liabilities	155,131	159,036	158,874

Total Liabilities	2,517,225	2,574,654	2,586,868

Stockholders’ Equity
Common stock	145	145	154
Additional paid-in capital	1,209,130	1,201,904	1,190,203
Treasury common stock, at cost	(1,548,166)	(1,476,327)	(1,389,722)
Retained earnings	1,956,252	1,911,186	1,895,096
Accumulated other comprehensive (loss) income	16,379	2,621	52

Total Stockholders’ Equity	1,633,740	1,639,529	1,695,783

Total Liabilities and Stockholders' Equity	$4,150,965	$4,214,183	$4,282,651

Debt-to-Total Capital Ratio	23.4%	23.5%	26.2%

Health Net, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Quarter Ended June 30, 2010	Quarter Ended March 31, 2010	Quarter Ended June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$45,066	$16,090	$40,140
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	8,466	8,663	15,708
Share-based compensation	8,566	14,555	5,987
Deferred income taxes	4,016	(638)	11,579
Excess tax benefits from share-based compensation	—	(473)	—
Net realized (gain) on sale on investments	(4,028)	(6,853)	(6,008)
Asset impairments	6,000	—	491
Other changes	(15,826)	6,058	7,148
Changes in assets and liabilities, net of the effects of dispositions:
Premiums receivable and unearned premiums	(63,068)	9,652	(20,673)
Other current assets, receivables and noncurrent assets	(7,167)	8,431	29,290
Amounts receivable/payable under government contracts	18,098	(23,638)	(9,039)
Reserves for claims and other settlements	(60,715)	43,939	(85,192)
Accounts payable and other liabilities	44,289	51,661	(43,598)

Net cash (used in) provided by operating activities	(16,303)	127,447	(54,167)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sales of investments	215,870	444,200	307,407
Maturities of investments	72,327	36,631	51,010
Purchases of investments	(278,523)	(557,102)	(455,652)
Proceeds from sale of property and equipment	19	—	(5,081)
Purchases of property and equipment	(5,460)	(3,549)	—
Sales and purchases of restricted investments and other	(3,821)	(130)	(41)

Net cash (used in) provided by investing activities	412	(79,950)	(102,357)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options and employee stock purchases	196	850	—
Repurchases of common stock	(79,285)	(94,209)	—
Excess tax benefits from share-based compensation		473	—
Borrowings under financing arrangements	100,000	—	25,000
Repayment of borrowings under financing arrangements	(116,771)	(100,000)	(42,444)

Net cash (used in) financing activities	(95,860)	(192,886)	(17,444)

Net (decrease) in cash and cash equivalents	(111,751)	(145,389)	(173,968)
Cash and cash equivalents, beginning of period	537,414	682,803	739,824

Cash and cash equivalents, end of period	$425,663	$537,414	$565,856

Health Net, Inc.

SEGMENT INFORMATION

(Amounts in thousands, except per share, PMPM and ratio data)

The following table presents Health Net’s operating segment information.

	Quarter Ended June 30, 2010					Quarter Ended March 31, 2010					Quarter Ended June 30, 2009
	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,5]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[5]	Consoli- dated	Western Region Opera- tions[1]	Govern- ment Contracts[2]	Northeast Opera- tions[3]	Cor- porate/ Other[4,6]	Consoli- dated
Health plan services premiums	$2,484,282		$23,036		$2,507,318	$2,502,358		$25,149		$2,527,507	$2,468,879		$683,904		$3,152,783
Government contracts		851,939			851,939		809,459			809,459		832,088			832,088
Net investment income	16,324		243		16,567	19,577		$345		19,922	10,642		9,790		20,432
Administrative services fees and other income	7,275		22		7,297	8,832		24		8,856	6,147		2,240		8,387
Northeast administrative services fees and other	—		59,301		59,301	—		50,360		50,360					—

Total revenues	2,507,881	851,939	82,602	—	3,442,422	2,530,767	809,459	75,878	—	3,416,104	2,485,668	832,088	695,934	—	4,013,690
Health plan services	2,164,164		20,660	(21,633)	2,163,191	2,189,893		21,363		2,211,256	2,135,694		584,402	(2,057)	2,718,039
Government contracts		810,466		920	811,386		771,436		466	771,902		791,044			791,044
G&A excluding insurance, taxes and fees	194,704		687	23,992	219,383	204,838		9,157	14,062	228,057	196,135		103,516	19,645	319,296
Insurance, taxes and fees	17,995		—	—	17,995	19,039		—	—	19,039	11,661		1,231	—	12,892

G&A including insurance, taxes and fees	212,699		687	23,992	237,378	223,877		9,157	14,062	247,096	207,796		104,747	19,645	332,188
Selling	55,750		824		56,574	57,725		1,106		58,831	57,941		23,418		81,359
Depreciation and amortization	8,448		18		8,466	8,621		42		8,663	9,526		6,182		15,708
Interest	8,761				8,761	9,884				9,884	11,154		364		11,518
Early debt extinguishment				8,992	8,992
Asset impairments			6,000		6,000	—				—					—
Northeast administrative services expenses			71,951		71,951	—		81,878		81,878					—
Adjustment to loss on sale of Northeast health plans			(8,171)		(8,171)	—				—					—

Total expenses	2,449,822	810,466	91,969	12,271	3,364,528	2,490,000	771,436	113,546	14,528	3,389,510	2,422,111	791,044	719,113	17,588	3,949,856

Income (loss) from operations before income taxes	58,059	41,473	(9,367)	(12,271)	77,894	40,767	38,023	(37,668)	(14,528)	26,594	63,557	41,044	(23,179)	(17,588)	63,834
Income tax provision (benefit)	21,967	17,042	(1,343)	(4,838)	32,828	15,379	15,503	(14,993)	(5,385)	10,504	23,524	17,047	(9,899)	(6,978)	23,694

Net income (loss)	$36,092	$24,431	$(8,024)	$(7,433)	$45,066	$25,388	$22,520	$(22,675)	$(9,143)	$16,090	$40,033	$23,997	$(13,280)	$(10,610)	$40,140

Basic earnings (loss) per share	$0.36	$0.25	$(0.08)	$(0.08)	$0.46	$0.25	$0.22	$(0.22)	$(0.09)	$0.16	$0.39	$0.23	$(0.13)	$(0.10)	$0.39
Diluted earnings (loss) per share	$0.36	$0.25	$(0.08)	$(0.08)	$0.45	$0.25	$0.22	$(0.22)	$(0.09)	$0.16	$0.38	$0.23	$(0.13)	$(0.10)	$0.38
Basic weighted average shares outstanding	98,896	98,896	98,896	98,896	98,896	101,049	101,049	101,049	101,049	101,049	103,854	103,854	103,854	103,854	103,854
Diluted weighted average shares outstanding	99,687	99,687	98,896	98,896	99,687	102,115	102,115	101,049	101,049	102,115	104,323	104,323	103,854	103,854	104,323
Pretax margin	2.3%	4.9%				1.6%	4.7%				2.6%	4.9%

Commercial premium yield	9.3%					8.4%					9.5%
Commercial premium PMPM	$340.38					$336.44					$311.47
Commercial health care cost trend	9.1%					8.3%					10.4%
Commercial health care cost PMPM	$293.81					$290.47					$269.35
Commercial MCR	86.3%					86.3%					86.5%
Medicare Advantage MCR	88.5%					88.2%					85.6%
Medicare Part D MCR	85.9%					96.9%					90.0%
Health plan services MCR	87.1%					87.5%					86.5%
Government contracts cost ratio		95.1%					95.3%					95.1%
G&A expense ratio	8.5%					8.9%					8.4%
Selling costs ratio	2.2%					2.3%					2.3%
Effective tax rate	37.8%					37.7%					37.0%

1	Includes the operations of the company’s commercial, Medicare (including Part D) and Medicaid health plans, the operations of the company’s health and life insurance companies in California, Arizona and Oregon and the company’s behavioral health and pharmaceutical services subsidiaries in Arizona, California and Oregon.
2	Includes government-sponsored managed care plans through the TRICARE program and other health care-related Department of Defense and Veterans Affairs government contracts.
3	Includes the operations of the company’s Northeast health plans that were sold on December 11, 2009 and the operations of the company’s health and life insurance companies in Connecticut, New Jersey and New York. Subsequent to the sale, it also includes the operations of the administrative services provided to the buyer.
4	Includes a litigation reserve true-up related to a previously accrued for class action lawsuit.
5	Includes costs related to the company’s operations strategy and corporate overhead cost reduction efforts resulting from the Northeast sale.
6	Includes costs related to the company’s operations strategy.

Health Net, Inc.

Disclosures Regarding Non-GAAP Financial Information

(Dollars in millions)

Management believes that adjusted days claims payable (adjusted for divested businesses, capitation, provider and other claim settlements and Medicare Part D), a non-GAAP financial measure, provides useful information to investors because the adjusted days claims payable calculation excludes amounts related to divested businesses and health care costs for which no or minimal reserves are maintained. Therefore, management believes that adjusted days claims payable may present a more accurate reflection of days claims payable calculated from claims-based reserves than does GAAP days claims payable, which does not exclude such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. The following table provides a reconciliation of the differences between adjusted days claims payable and days claims payable, the most directly comparable GAAP financial measure. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating the adjusted amounts, you should be aware that we have incurred expenses that are the same as or similar to some of the adjustments in the current presentation and we may incur them again in the future.

Our presentation of the adjusted amounts should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	Q2 2010	Q1 2010	Q2 2009
Reconciliation of Days Claims Payable:
(1) Reserve for Claims and Other Settlements	$934.9	$995.6	$1,243.5
Less: Reserve for Claims and Other Settlements for Divested Businesses	—	—	(251.7)
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(155.6)	(174.0)	(196.9)

(2) Reserve for Claims and Other Settlements - Adjusted	$779.3	$821.6	$794.9

(3) Health Plan Services Cost	$2,163.2	$2,211.3	$2,718.0
Less: Health Plan Services Cost for Divested Businesses	—	—	(563.2)
Less: Capitation Payable, Provider and Other Claim Settlements and Medicare Part D	(839.0)	(885.2)	(838.9)

(4) Health Plan Services Cost - Adjusted	$1,324.2	$1,326.1	$1,315.9

(5) Number of Days in Period	91	90	91

= (1) / (3) * (5) Days Claims Payable - (using end of period reserve amount)	39.3	40.5	41.6
= (2) / (4) * (5) Days Claims payable - Adjusted (using end of period reserve amount)	53.6	55.8	55.0

Health Net, Inc.

Reconciliation of Reserves for Claims and Other Settlements

(In millions)

	Health Plan Services
	YTD 6/2010	Year 2009	Year 2008
Reserve for claims (a), beginning of period	$692.2	$957.1	$838.7

Incurred claims related to:
Current Year	2,343.4	6,422.8	6,372.2
Prior Years (c)	(68.5)	(80.0)	(8.3)

Total Incurred (b)	2,274.9	6,342.8	6,363.9

Paid claims related to:
Current Year	1,710.0	5,572.2	5,443.2
Prior Years	574.3	857.8	802.3

Total Paid (b)	2,284.3	6,430.0	6,245.5

Less: Divested businesses	—	(177.7)	—

Reserve for claims (a), end of period	682.8	692.2	957.1
Add:
Claims Payable (d)	142.1	165.6	284.8
Other (e)	110.0	93.9	96.2

Reserves for claims and other settlements, end of period	$934.9	$951.7	$1,338.1

(a)	Consists of incurred but not reported claims and received but unprocessed claims and reserves for loss adjustment expenses.
(b)	Includes medical claims only. Capitation, pharmacy and other payments including provider settlements are not included.
(c)	This line represents the change in reserves attributable to the difference between the original estimate of incurred claims for prior years and the revised estimate. In developing the revised estimate, there have been no changes in the approach used to determine the key actuarial assumptions, which are the completion factor and medical cost trend. Claims liabilities are estimated under actuarial standards of practice and generally accepted accounting principles. The majority of the reserve balance held at each quarter-end is associated with the most recent months’ incurred services because these are the services for which the fewest claims have been paid. The majority of the adjustments to reserves relate to variables and uncertainties associated with actuarial assumptions. The degree of uncertainty in the estimates of incurred claims is greater for the most recent months’ incurred services. Revised estimates for prior years are determined in each quarter based on the most recent updates of paid claims for prior years.
(d)	Includes amount accrued for litigation and regulatory-related expenses.
(e)	Includes accrued capitation, shared risk settlements, provider incentives and other reserve items.